Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 29, 2015, relating to the consolidated financial statements of Orbital ATK, Inc. and the effectiveness of Orbital ATK, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Orbital ATK, Inc. for the year ended March 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

August 5, 2015